AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS AMENDMENT dated as of this 1st day of February, 2001 (the "Amendment") to the ASSET PURCHASE AGREEMENT (the "Agreement") dated as of the 8th day of January, 2001 by and among CARD GUARD TECHNOLOGIES, INC., a Delaware corporation ("Card Guard"), MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria"), and QUALITY DIAGNOSTIC SERVICES, INC., a Delaware corporation ("QDS" or the "Seller") is among LIFEWATCH HOLDING CORPORATION ("Purchaser"), Matria and QDS.

                                   BACKGROUND:

     A. The original parties to the Agreement were Matria, QDS and Card Guard.

     B. Card Guard assigned its rights and obligations under the Agreement to Purchaser.

     C. Purchaser, QDS and Matria wish to amend the Agreement as set forth below.

     D. All capitalized terms used and not defined herein shall have the meaning ascribed to them in the Agreement.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       OPERATION OF BUSINESS

         Notwithstanding anything to the contrary in the Agreement, Seller shall retain all employees of Seller not hired by Purchaser other than those on
Schedule 5.3 (the "Not-Hired Employees") on and through the end of their shift that begins on February 2, 2001. Seller and Matria shall allow Purchaser to operate the Business in the premises in which they were operated by Seller prior to the Closing through February 28, 2001 and Seller shall retain and compensate and make available to Purchaser all Not-Hired Employees through the end of their shift that begins on February 2, 2001. Seller shall receive no compensation from Purchaser for allowing Purchaser to operate the Business with the Not-Hired Employees.

         2.       NO SUBLEASE

         Notwithstanding anything in the Agreement to the contrary, the parties hereto shall not enter into the SubLease and SubLease (Warehouse Space) and all references to such agreements in the Agreement shall be omitted. From the date hereof and until February 28, 2001 Seller and Matria shall allow Purchaser, for no consideration, access to and use of the premises to which the SubLease and SubLease (Warehouse Space) apply, to the same extent that Seller used such premises prior to the Closing.

         3.       CHANGES TO EXHIBITS AND SCHEDULES

         The following Exhibits and Schedules to the Agreement shall be replaced in their entirety by the Exhibits and Schedules with corresponding names attached to this Amendment: Schedule 1.2(f) and Exhibit 1.2(f)(5) thereto,
Schedule 1.3A, and Exhibit C.

4.       PURCHASE PRICE ADJUSTMENT

         The Purchase Price shall be adjusted in the amount of the net book value as of the Closing Date of Item #22 listed on Schedule 1.3A ($2,549).

         5.       CERTAIN EMPLOYEES

         After the Closing, Purchaser shall make Gregg Raybuck and Anna McNamara available to Seller and Matria, at hours and times to be coordinated with Purchaser and in a manner that will not interfere with their obligations to Purchaser, for the sole purpose of addressing issues concerning the outstanding billing dispute between Matria and Seller and the MediCare authorities.

         6.       EXTINGUISHMENT OF INDEBTEDNESS

         The indebtedness of Matria and Seller in respect of that certain Invoice Number 000397 dated January 28, 2000 in the amount of $12,796.50 shall be extinguished as of the Closing.

         7.       CERTAIN INTELECTUAL PROPERTY RIGHTS

         At the Closing, Matria shall assign to Seller all right, title and interest of Matria in and to the service marks "Cardiocentric" and "Matria Cardiocentric" and the intent to use applications filed in respect thereof, provided that Purchaser shall make no use of the name "Matria" as part of any such mark or otherwise.

         8.       CLOSING DATE BALANCE SHEET

         On or before February 28, 2001, Matria shall provide Purchaser with a Closing Date balance sheet of the Business reflecting all assets purchased and liabilities assumed, if any, by Purchaser at Closing

         9.       EFFECTIVE TIME OF CLOSING

         The Closing shall be effective as of midnight on the Closing Date.

         10.      NO OTHER CHANGES

         Except to the extent expressly provided herein, the Agreement and any provisions therein shall remain in full force and effect and shall be binding upon the parties hereto.

         11.      GENERAL PROVISIONS.
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         The  provisions of Section 8 of the  Agreement are hereby  incorporated and made a part of this Amendment.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized representatives to execute this Agreement as of the date hereof, to be effective as of the Closing Date.

                     MATRIA HEALTHCARE, INC.



                     By:
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                     Title:
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                     QUALITY DIAGNOSTIC SERVICES, INC.



                     By:
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                     Title:
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                     LIFEWATCH HOLDING CORPORATION

                     By:
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                     Title:
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